Exhibit 2.1

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

     MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated this 4th day of June, 2014 (this "Agreement"), by and among the members of TelBill, LLC (the "Company"), (the "Seller"); and DataJack, Inc., a Nevada corporation ("Purchaser"); and the Company.

                               W I T N E S S E T H

     WHEREAS, the Seller is the owner of One Hundred Percent (100%) of the outstanding membership interests of the Company, TelBill Holdings, LLC (100%), Paris W. Holt the "Membership Interests"), and

     WHEREAS, Seller desires to sell to Purchaser the Membership Interests representing One Hundred Percent (100%) of the issued and outstanding Membership Interests of the Company, on the terms and conditions set forth in this Agreement whereby the Company will become a wholly owned subsidiary of the Purchaser, and

     WHEREAS, Purchaser desires to buy the Membership Interests on the terms and conditions set forth herein,

     NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows.

                                   ARTICLE 1
                       SALE AND PURCHASE OF THE INTERESTS

     1.1 Sale of the Membership Interests. Subject to the terms and conditions herein set forth, on the basis of the representations, warranties and agreements herein contained, Sellers hereby sell, assign, transfer and deliver the Membership Interests to Purchaser, and Purchaser purchases the Membership Interests from the Sellers (the "Transaction").

     1.2 The Closing. The purchase of the Membership Interests (the "Closing") shall take place at the office of the Purchaser in Dallas, Texas or such other place as Purchaser and Sellers may mutually agree contemporaneously with the execution hereof. Such date is herein referred to as the "Closing Date".

     1.3 Instruments of Conveyance and Transfer. On the Closing Date, Sellers shall deliver evidence of Sellers' ownership in the Membership Interests representing the Membership Interests to be sold to Purchaser and the parties to this Agreement will execute an instrument acceptable to all parties as shall be effective to vest in Purchaser all right, title and interest in and to all of the Membership Interests.

     1.4 Consideration and Payment for the Membership Interests. In consideration for the Membership Interests, Purchaser shall pay to the Sellers the following items of securities and future compensation (the "Purchase Price", with the shares of Purchaser common stock issued pursuant to this Section 1.4 referred to as the "Purchase Price Shares").

     (a) 30,600,000 shares equal to fifty one percent (51%) of DataJack, Inc's then outstanding number of shares of common stock ("Common Stock")
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          (the  "Purchase  Price").  In addition 9% (nine  percent) or 5,400,000 shares will be issued as options or warrants of which will be granted to employees and or channel partners at Seller's discretion subject to the applicable law of the Securities Act of 1933, as amend (the "Securities Act").

     (b) True-Up Tranche. Additionally, subsequent to the Closing Date and for a period of eighteen months following the Closing Date, Buyer will attempt to raise working capital from various "accredited" investors. Seller shall be entitled to a one-time "true-up" grant of additional shares of Common Stock or options immediately following the completion, if any, of such capital raise such that Seller shall continue to own no less than fifty-one (51%) of the then outstanding number of shares of Common Stock, including any warrants or other contingent rights to purchase shares of Common Stock issued as part of the financing, immediately after the Closing of such financing. All such shares of Common Stock granted pursuant to this Section 2.1(ii) shall be deemed to be part of the "Purchase Price". All shares of Common Stock issued as part of the Purchase Price shall be "restricted" securities as such term is defined by the Securities

     1.5 Within five (5) business days after the Closing Date, Paris W. Holt, will be elected by the Purchaser as a Board Member of the Purchaser's Board of Directors and will appoint three additional board members pursuant to written consent, resolution, or other appropriate written corporate action or Board of Director's meeting in accordance with Purchaser's bylaws and the Nevada Revised Statutes.

     1.6 Mr. Paris W. Holt will serve as the CEO of the Company.

     1.7 On the Closing Date.

     1.8 Excluded Assets and Liabilities from Sale. All assets and liabilities listed in Schedule A are excluded from purchase.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Each of the Sellers severally (and not jointly or joint and severally) represents, warrants and undertakes to the Purchaser that, except as set forth in the Disclosure Schedule:

     2.1 Transfer of Title. Such Seller shall transfer all right, title and interest in and to its respective Membership Interests to the Purchaser free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent.

     (a) Due Execution. This Agreement has been duly executed and delivered by such Seller.

     (b) Valid Agreement. This Agreement constitutes, and upon execution and delivery thereof by such Seller, will constitute, a valid and binding agreement of such Seller enforceable against such Seller in accordance with its terms.

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     (c)  Authorization.  Such  Seller has full power and  authority  to execute this Agreement and to consummate the transactions set forth herein. The execution and delivery by such Seller of this Agreement has have been duly and validly authorized by all necessary corporate action..

     (d) Sellers's Title to Membership Interests; No Liens or Preemptive Rights; Valid Issuance. Such Seller has good and valid title and control of its respective Membership Interests; there are no existing impediment or encumbrance to the sale and transfer of such Membership Interests to the Purchaser. Assuming Purchaser has the requisite power and authority to be the lawful owner of such Membership Interests, upon delivery to the Purchaser at the Closing of such Membership Interests, duly endorsed by such Seller for transfer to Purchaser, and upon such Seller's receipt of its respective Purchase Price Shares, good and valid title to such Membership Interests will pass to Purchaser, and all of the Membership Interests will be free and clear of all taxes, liens, security interests, pledges, rights of first refusal or other preference rights, encumbrances, charges, restrictions, demands, claims or assessments of any kind or any nature whatsoever whether direct, indirect or contingent, other than those arising from acts of Purchaser or its affiliates.

     2.2 No Governmental Action Required. The execution and delivery by such Seller of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official, other than those that may be required solely by reason of Purchaser's (as opposed to any other third party's) participation in the transactions contemplated by this Agreement.

     2.3 Compliance with Applicable Law and Corporate Documents. The execution and delivery by such Seller of this Agreement does not and will not, and the sale by such Seller of its respective Membership Interests and the consummation of the other transactions contemplated by this Agreement does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the certificate of formation or limited liability company agreement of the Company or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon such Seller or the Company's assets, or result in the creation or imposition of any lien on any asset of any Seller.

     2.4 Not a Voting Trust: No Proxies. Such Seller's respective Membership Interests are not subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Seller's Membership Interests. Except as provided in this Agreement, such Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of its respective Membership Interests.

     2.5 Adoption of Company's Representations. To the best of such Seller's actual knowledge, the representations made by the Company in Article 3 are accurate in all material respects.

     2.6 Brokers. To the best of such Seller's knowledge, no registered representative of a securities broker-dealer, broker or securities broker-dealer, whether or not the foregoing are properly registered with FINRA

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or the Securities and Exchange Commission  ("SEC"),  finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Purchaser or the Company, directly or indirectly, in connection with the transactions contemplated by this Agreement.

     2.7 Investment Intent. Such Seller represents that it is acquiring the Purchase Price Shares issuable to it pursuant hereto solely for its own account for investment purposes only and not with a view toward resale or distribution thereof, other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Such Seller understands that such Purchase Price Shares will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act. Such Seller further acknowledges that under SEC Rule 144, the Purchase Price Shares may be sold pursuant to all of the provisions of such Rule after a required holding period. Such Seller understands that it and its control persons may be deemed to be "Affiliates" of Purchaser pursuant to this Agreement, and that additional restrictions upon transfer will occur as a result thereof. Such Seller hereby agrees that it will not sell, assign, transfer, pledge or otherwise convey any of the Purchase Price Shares issuable pursuant hereto, except in compliance with the provisions of the Securities Act and in accordance with any transfer restrictions or similar terms set forth on the certificates representing such securities or otherwise set forth herein. Such Seller acknowledges receiving copies of Purchaser's most recent SEC Reports (as defined in Section 4.11 hereof).

                                    ARTICLE 3
           REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY

     The Company represents, warrants and undertakes to the Purchaser that, except as set forth on the Disclosure Schedule:

     3.1 Due Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Missouri with full corporate power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

     3.2 (a) Company Authority. The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein.

     (b) Due Authorization. The execution, delivery and performance by the Company of this Agreement has been duly and validly authorized and no further consent or authorization of the Company, its members or managers is required.

     (c) Valid Execution. This Agreement has been duly executed and delivered by the Company.

     (d) Binding Agreement. This Agreement constitutes, and upon execution and delivery thereof by the Company, will constitute, a valid and binding agreement of the Company, enforceable against the Company in

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          accordance  with its terms,  except as may be  limited  by  applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally or the availability of equitable remedies.

     (e) No Violation of Corporate Documents or Agreements. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not cause, constitute, or conflict with or result in (i) any breach or violation, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, judgment, order, decision, writ, injunction, or decree or other agreement or instrument or proceeding to which the Company is a party, or by which it may be bound, nor will any consents or authorizations of any party other than by those hereto required,
          (ii) an event that would cause the Company to be liable to any party, or (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the Company or on the securities of the Company to be acquired by the Purchaser.

     3.3 Outstanding Membership Interests, No Preemptive Rights, No Liens; Anti-Dilution. As of the date hereof, the total outstanding Membership Interests of Sellers are as set forth on the Signature Page. The Membership Interests are duly authorized, validly issued, fully paid and non-assessable. No Membership Interests are subject to preemptive rights or similar rights of the members of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company, or otherwise. As of the date hereof (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever to which the Company is a party or otherwise bound relating to, or securities or rights convertible into or exchangeable for any Membership Interests of the Company, or arrangements by which the Company is or may become bound to issue additional Membership Interests of the Company, and
(ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act of 1933, and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in the Company's formation documents or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement. The Company has furnished to Purchaser true and accurate copies of the Company's formation and governing documents.

     3.4 No Governmental Action Required. The execution and delivery by the Company of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official, other than those that may be required solely by reason of Purchaser's (as opposed to any other third party's) participation in the transactions contemplated by this Agreement.

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     3.5 Compliance with Applicable Law and Corporate  Documents.  The execution and delivery by the Company of this Agreement and the performance by the Company of the transactions contemplated hereby does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, including any environmental law, (ii) the Company's formation documents, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any its assets, or result in the creation or imposition of any lien on any asset of the Company. To the best of its knowledge, the Company is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

     3.6 No Litigation. The Company is not a party to any other suit, action, arbitration, or legal, administrative, or other proceeding, or pending or threatened governmental investigation. The Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

     3.7 No Taxes. To the Company's knowledge and belief, the Company is not, and will not become with respect to any periods ending on or prior to the Closing Date, liable for any income, sales, withholding, franchise, excise, license, real or personal property taxes (a "Tax") to any foreign, United States federal, state or local governmental agencies whatsoever. All United States federal, state, county, municipality local or foreign income Tax returns and all other material Tax returns (including information returns) that are required, or have been required, to be filed by or on behalf of the Company have been or will be filed as of the Closing Date and all Taxes due pursuant to such returns or pursuant to any assessment received by the Company have been or will be paid as of the Closing Date. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with the tax method of accounting. All returns that have been filed relating to Tax are true and accurate in all material respects. No audit, action, suit, proceeding or other examination regarding taxes for which the Company may have any liability is currently pending against or with respect to the Company and neither Sellers nor the Company have received any notice (formally or informally) of any audit, suit, proceeding or other examination. No material adjustment relating to any Tax returns, no closing or similar agreement have been entered into or issued or have been proposed (formally or informally) by any tax authority (insofar as such action relate to activities or income of or could result in liability of the Company for any Tax) and no basis exists for any such actions. The Company has not changed any election, adopted or changed any accounting method or period, filed any amended return for any Tax, settled any claim or assessment of any Tax, or surrendered any right to claim any refund of any Tax, or consented to any extension or waiver of the statute of limitations for any Tax. The Company has not had an "ownership change" as that term is defined in Section 382 of the Internal Revenue Code of 1986, as amended and in effect.

     3.8 Assets. The Company's material assets are listed in the Disclosure Schedule. All such assets are in good working order and are owned by the Company free and clear of any liens, claims or encumbrances.

     3.9 Licenses, Permits, Etc. The Company possesses adequate licenses, clearances, ratings, permits and franchises, and all rights with respect thereto, to conduct its business substantially as now and heretofore conducted,

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and  without  any  conflict  with the  rights  of  others  in any such  license,
clearance,   rating,  permit  or  franchise.  Except  for  instances  previously remedied, the Company does not have knowledge of, nor has it received notice of, any termination, revocation or limitation of, or of the pendency or threatened commencement of any proceeding to terminate, revoke or limit any such licenses, clearances, ratings, permits or other approvals by the governmental body issuing same. To the knowledge of the Company, no such right will be terminated as a result of the sale of the Membership Interests hereby. A list of all such permits and licenses is set forth in the Disclosure Schedule.

     3.10 Liabilities. The Company has no liabilities or obligations, other than
(A) liabilities and obligations which are stated or provided for in the Disclosure Schedule and which continue to exist, and (B) liabilities and obligations incurred by the Company in the ordinary course of business consistent with past practices subsequent to the date of the Disclosure Schedule which do not and will not have a material adverse effect (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     3.11 ERISA Compliance.

     (a) The Disclosure Schedule contains a list of each pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock option, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan, agreement, policy or understanding, including without limitation, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), under which the Company or any ERISA Affiliate has any current or future obligation or liability or under which any employee of the Company or any ERISA Affiliate has any current or future right to benefits (each such plan, agreement, policy or understanding being hereinafter referred to individually as a "Plan"). ---- The Company has delivered to Purchaser true and complete copies of (A) each Plan, (B) the summary plan description, if any, for each Plan, (C) the most recent Internal Revenue Service determination letter with respect to each Plan, if applicable, (D) the latest annual report (Form 5500 or 5500-C) for the past three (3) years, if any, which has been filed with the Internal Revenue Service for each Plan, and (E) copies of any related materials that have been furnished to participants or beneficiaries of each Plan or to any Governmental Body.

     (b) Each Plan is in compliance in all material respects with the provisions of ERISA, the Code and all other applicable federal and state laws and the rules and regulations promulgated thereunder interpreting or applying these laws and each Plan (and related trust or funding vehicle, if any) has at all times been administered and maintained in accordance with its terms and applicable Laws, including, without limitation, the filing of all applicable reports.

     (c)  Each Plan shall be terminated at or prior to the Closing.

     3.12 Insurance. The Disclosure Schedule includes a true and correct list of all policies or binders of insurance of the Company in force, specifying the insurer, policy number (or covering note number with respect to binders) and amount thereof and describing each pending claim thereunder. Such policies are in full force and effect. To the knowledge of the Company, the activities and

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operations  of the Company  have been  conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. There are no outstanding unpaid claims under any such policy or binder, or claims for worker's compensation. The Company has not received notice of cancellation or non-renewal of any such policy or binder which has not been replaced on substantially similar terms prior to the date of such cancellation. Such insurance will lapse on the Closing Date.

     3.13 Compliance with Law. To the best of its knowledge, the Company has complied with, and is not in violation of any provision of any applicable statute, rule, regulation, order, or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its respective business or the ownership of its respective properties, which violation would have a material adverse effect on the Company. There are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

     3.14 Consents. The Disclosure Schedule lists all consents ("Consents") of third parties required to be obtained as a result of the change of control of the Company hereby.

     3.15 Agreements. Except as set forth in the Disclosure Schedule, the Company is not a party to any material agreement, loan, credit, lease, sublease, franchise, license, contract, commitment or instrument or subject to any corporate restriction. The Disclosure Schedule identifies every loan or credit agreement, and every fully or partially executory agreement or purchase order pursuant to which the Company is obligated to deliver goods or perform services, pay for goods, services or other property, or repay any loan, including, without limitation, any agreement with present or former officers, directors, consultants, agents, brokers, vendors, customers and/or dealers of any nature. True, correct and complete copies of all such agreements have been delivered to Purchaser. The Company is not in default under any such agreement, loan, credit, lease, sublease, franchise, license, contract, commitment, instrument or restriction. No such instrument requires the consent of any other party thereto in order to consummate the sales of the Membership Interests hereby.

     3.16 Intellectual Property. The Disclosure Schedule sets forth a true, correct and complete list and description of all registered patents, trademarks and copyrights and applications therefore owned by the Company (the "Intellectual Property"). To the best of the Company's knowledge, the Company is the sole owner of, and has the exclusive right to use, free and clear of any payment, restriction or encumbrance, the Intellectual Property. The Company has not received any written or oral communication from any person or entity asserting any ownership interest in any Company Intellectual Property. To the best of the Company's knowledge, the Intellectual Property does not infringe on, misappropriate, or otherwise violate a valid and enforceable intellectual property right of any other person or entity.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

     4.1 Agreement's Validity. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as

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may be limited by applicable  bankruptcy,  insolvency or similar laws  affecting creditors' rights generally or the availability of equitable remedies.

     4.2 Investment Intent. Purchaser is acquiring the Membership Interests for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof.

     4.3 Restricted Securities. Purchaser understands that the Membership Interests have not been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws, that the Membership Interests will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Membership Interests cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

     4.4 Expenses. Purchaser will pay any and all expenses pertaining to an audit and other financial preparation of the financial statements of the Company in conformity with GAAP and the federal securities laws.

     4.5 Form 8-K. Purchaser will file a Form 8-K under Item 9.01 (Financial Statements and Exhibits) within 71 calendar days after the date that the initial report on Form 8-K must be filed reporting the Purchase, which will include the audited financial statements of the Company in conformity with Item 9.01 of Form 8-K.

     4.6 Compliance with Law. To the knowledge of the Purchaser, the Purchaser has complied with, and is not in violation of, any applicable statute, rule, regulation, order, or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its respective business or the ownership of its respective properties, which violation would have a material adverse effect on the Purchaser. There are no pending or threatened proceedings against the Purchaser by any federal, state or local government, or any department, board, agency or other body thereof.

     4.7 Licenses, Permits. Etc. The Purchaser possesses adequate licenses, clearances, ratings, permits and franchises, and all rights with respect thereto, to conduct its business substantially as now and heretofore conducted, and without any conflict with the rights of others in any such license, clearance, rating, permit or franchise. Except for instances previously remedied, the Purchaser does not have knowledge of, nor has it received notice of, any termination, revocation or limitation of, or of the pendency or threatened commencement of any proceeding to terminate, revoke or limit any such licenses, clearances, ratings, permits or other approvals by the governmental body issuing same.

     4.8 Compliance with Applicable Law and Corporate Documents. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of the transactions contemplated hereby does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, including any environmental law, (ii) the Purchaser's formation documents, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Purchaser or any its assets, or result in the creation or imposition of any lien on any asset of the Purchaser. To the best of its knowledge, the Purchaser is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

     4.9 Power and Authority. The Purchaser has the corporate power and authority to execute and deliver this Agreement and related agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The Purchaser has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the related agreements.

     4.10 No Violation. The execution and delivery by the Purchaser of this Agreement and the related agreements, the consummation of the transactions contemplated hereby and thereby, and the compliance by the Purchaser with the terms and provisions hereof and thereof, will not (a) result in a violation or breach of, or constitute, with the giving of notice or lapse of time, or both, a material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of the Purchaser's charter or bylaws or any contract to which the Purchaser is a party or by which the Purchaser is bound, (b) violate any federal or state laws applicable to the Purchaser, or (c) result in the imposition of any lien upon any of the properties or assets of the Purchaser or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Purchaser or its businesses, operations or properties.

     4.11 Validity. Each share of the Purchaser's common stock that is issued and outstanding is validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of authorized capital stock of the Purchaser are as set forth in the Company's articles of incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. All of the outstanding shares of common stock have been issued in compliance with the Securities Act and all applicable state securities laws. Upon issuance of the Purchase Price Shares to each Seller, the Purchase Price Shares will be validly issued, fully paid and non-assessable shares of the Company's common stock.

     4.12 SEC Reports. The Purchaser has made all periodic reports required by Sections 13 and 15(d) (the "SEC Reports") of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The SEC Reports, when filed, complied in all material respects with applicable requirements of the Exchange Act, the Securities Act and the securities laws, rules and regulations of any state. The SEC Reports, when filed or as amended in corrective disclosures, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     4.13 Financial  Statements.  Each of the balance sheets included in the SEC
Reports (including any related notes and schedules) fairly presents in all material respects the financial position of the Purchaser as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations and cash flows of the Purchaser for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved (except that the interim reports are subject to normal recording adjustments which might be required as a result of year-end audit and except as otherwise stated therein). Except as disclosed in the Financial Statements, the Purchaser is not a guarantor or indemnitor of any indebtedness of any other Person. The Purchaser maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

     4.14 Undisclosed Liabilities. Except for liabilities and losses incurred in the ordinary course of business or as otherwise disclosed in the SEC Reports, the Purchaser does not have any material direct or indirect indebtedness, liability, loss, damage, deficiency, or obligation, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, subordinated or unsubordinated, matured or unmatured, accrued, absolute, contingent, regulatory or administrative charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement, that were not adequately reflected or reserved for in the financial statements contained in the Purchaser's last annual report on Form 10-K.

     4.15 Investment Company. The Purchaser is not and after giving effect to the sale of the Membership Interests in the Transaction will not be an "Investment Company" or an entity "controlled" by an "Investment Company" as such terms are defined in the Investment Company Act of 1940, as amended.

     4.16 Due Organization. The Purchaser is a for profit corporation duly organized, validly existing and in good standing under the laws of the State of Nevada (a) with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted, and (b) all actions taken by the current directors and stockholders of the Purchaser have been valid and in accordance with the laws of the State of Nevada and all actions taken by the Purchaser have been duly authorized by the current directors and stockholders of the Purchaser as appropriate.

     4.17 Outstanding Shares, No Preemptive Rights, No Liens; Anti-Dilution. As of the date hereof, the total outstanding shares of common stock of the Purchaser are 24,260,405, All of the shares are duly authorized, validly issued, fully paid and non-assessable. No shares are subject to preemptive rights or similar rights of the stockholders of the Purchaser or any liens or encumbrances imposed through the actions or failure to act of the Purchaser, or otherwise. As of the Closing Date, there are no unexercised options or agreements that would require Purchaser to issue any additional shares.

     4.18 No Governmental Action Required. The execution and delivery by the Purchaser of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official.

     4.19 No Litigation. The Purchaser is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending or threatened governmental investigation other that what is disclosed within the recent annual K report. The Purchaser is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

     4.20 No Taxes. The Purchaser is not, and will not become with respect to any periods ending on or prior to the Closing Date, liable for any income, sales, withholding, franchise, excise, license, real or personal property taxes

(a "Tax") to any foreign, United States federal, state or local governmental agencies whatsoever. All United States federal, state, county, municipality local or foreign income Tax returns and all other material Tax returns (including information returns) that are required, or have been required, to be filed by or on behalf of the Purchaser have been or will be filed as of the Closing Date and all Taxes due pursuant to such returns or pursuant to any assessment received by the Purchaser have been or will be paid as of the Closing Date. The charges, accruals and reserves on the books of the Purchaser in respect of taxes or other governmental charges have been established in accordance with the tax method of accounting. All returns that have been filed relating to Tax are true and accurate in all material respects. No audit, action, suit, proceeding or other examination regarding taxes for which the Purchaser may have any liability is currently pending against or with respect to the Purchaser and neither Sellers nor the Purchaser has received any notice (formally or informally) of any audit, suit, proceeding or other examination. No material adjustment relating to any Tax returns, no closing or similar agreement have been entered into or issued or have been proposed (formally or informally) by any tax authority (insofar as such action relate to activities or income of or could result in liability of the Purchaser for any Tax) and no basis exists for any such actions. The Purchaser has not changed any election, adopted or changed any accounting method or period, filed any amended return for any Tax, settled any claim or assessment of any Tax, or surrendered any right to claim any refund of any Tax, or consented to any extension or waiver of the statute of limitations for any Tax. The Purchaser has not had an "ownership change" as that term is defined in Section 382 of the Internal Revenue Code of 1986, as amended and in effect.

     4.21 Assets. The Purchaser's material assets are listed in the Purchaser's SEC Reports. All such assets are in good working order and are owned by the Purchaser free and clear of any liens, claims or encumbrances.

     4.22 ERISA Compliance.

     (a) The Disclosure Schedule contains a list of each pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock option, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan, agreement, policy or understanding, including without limitation, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), under which the Purchaser or any ERISA Affiliate has any current or future obligation or liability or under which any employee of the Purchaser or any ERISA Affiliate has any current or future right to benefits (each such plan, agreement, policy or understanding being hereinafter referred to individually as a "Plan"). The Purchaser has delivered to Purchaser true and complete copies of (A) each Plan, (B) the summary plan description, if any, for each Plan, (C) the most recent Internal Revenue Service determination letter with respect to each Plan, if applicable, (D) the latest annual report (Form 5500 or 5500-C) for the past three (3) years, if any, which has been filed with the Internal Revenue Service for each Plan, and (E) copies of any related materials that have been furnished to participants or beneficiaries of each Plan or to any Governmental Body.

     (b) Each Plan is in compliance in all material respects with the provisions of ERISA, the Code and all other applicable federal and state laws and the rules and regulations promulgated thereunder interpreting or applying these laws and each Plan (and related trust or funding vehicle, if any) has at all times been administered and maintained in accordance with its terms and applicable Laws, including, without limitation, the filing of all applicable reports.

     4.23 Insurance. The Disclosure Schedule includes a true and correct list of all policies or binders of insurance of the Purchaser in force, specifying the insurer, policy number (or covering note number with respect to binders) and amount thereof and describing each pending claim thereunder. Such policies are in full force and effect. The Purchaser is not in default with respect to any provisions contained in any such policy or binder, nor has it failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder, or claims for worker's compensation. The Purchaser has not received notice of cancellation or non-renewal of any such policy or binder. The Purchaser has never been, and is not now, the subject of any claim relating to damage or injury in excess of the Purchaser's then-current product liability policy limits or which has been disclaimed by the Purchaser's insurer.

     4.24 Consents. The Disclosure Schedule lists all consents ("Consents") of third parties required to be obtained as a result of the change of control of the Purchaser hereby.

     4.25 Agreements. All of the Purchaser's material agreements have been filed as exhibits to the Purchaser's Form 10-Q, 10-K, 8-K or other reports that it has filed with the Securities and Exchange Commission.

                                    ARTICLE 5
                            COVENANTS OF THE PARTIES

     5.1 General. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article 6 below).

     5.2 Notices. Each Seller will, and will cause the Company to, give any notices to third parties, and each Seller will use its best efforts, and will cause the Company to use its best efforts, to obtain any third-party Consents that the Purchaser may reasonably request. Each of the Company and Purchaser will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any required authorizations and approvals of governmental bodies.

     5.3 Transition. Sellers will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. The Sellers will refer all customer inquiries relating to the business of the Company to the Purchaser from and after the Closing.

     5.4 Financial Commitment. Purchaser commits that it will make available to the Company working capital of at least One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00 USD) to complete the Company's product development.

Purchaser further commits to contribute such additional working capital as is commercially necessary to maintain the Company's business operations.

     5.5 Brokers. Each of Purchaser and each Seller represent, as to itself and its affiliates, that no registered representative of a securities broker-dealer, broker or securities broker-dealer, whether or not the foregoing are properly registered with FINRA or the Securities and Exchange Commission, finder or investment banker or other firm or person is or will be entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

     5.5. "Piggyback" Registration Rights. The Purchaser will use its best efforts to include all Purchase Price Shares in any underwritten public offering of the Common Stock (the "Public Offering"), in accordance with the Securities Act on a "piggyback" registration basis. The Sellers shall sell in the Public Offering all Purchase Price Shares which the Purchaser is able to register in the Public Offering, unless the underwriters in the Public Offering advise the Purchaser that bona fide marketing factors require a limitation of the number of securities to be underwritten, in which case, the Purchaser shall so advise all Sellers of Purchase Price Shares which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Sellers of such Purchase Price Shares on a PRO RATA basis. If requested by the managing or lead managing underwriter in the Public Offering, the Sellers shall execute and deliver such customary documentation as is utilized by such underwriter for selling stockholders in underwritten public offerings including, without limitation, an underwriting agreement and a "lock-up" agreement with the managing or lead managing underwriter in such forms as are customarily used by such underwriter with any modifications as the parties thereto shall agree. In connection with any such registration, the
Sellers shall supply to the Purchaser such information as may be reasonably requested by the Purchaser in connection with the preparation and filing of a registration statement with the SEC. The Sellers shall not supply any information to the Purchaser for inclusion in such registration statement that will, taken as a whole, at the time the registration statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The covenants and agreements made in this
Section 5.5 shall survive the closing of the transactions contemplated hereby.

     5.6. Rule 144. Purchaser agrees, for its part, to make available to the Sellers the benefits of certain rules and regulations of the SEC which may permit the sale of the Purchase Price Shares to the public without registration. Without limiting the generality of the foregoing, the Purchaser agrees that, at all times when the Purchaser is subject to the reporting requirements of the Securities Act and of the Exchange Act, it shall use its best efforts to: (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Purchaser for an offering of its securities to the general public;
(b) file with the SEC, in a timely manner, all reports and other documents required of the Purchaser under the Exchange Act; and (c) so long as a Seller owns any Purchase Price Shares, furnish to such Seller forthwith upon request: a written statement by the Purchaser as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Purchaser filed with the SEC; and such other reports and documents as a Seller may reasonably request in connection with availing itself of any SEC rule or regulation allowing it to sell any such securities without registration. The covenants and agreements made in this Section 5.6 shall survive the closing of the transactions contemplated hereby.

                                    ARTICLE 6
                                 INDEMNIFICATION

     6.1 Purchaser Claims. (a) Subject to the limitations set forth in Sections 6.1(e) and 6.5 below, each Seller shall indemnify and hold harmless Purchaser (on a pro-rata basis among the Sellers in proportion to the Purchase Price received by each Seller)

     (i) Any and all damages, losses, liabilities, costs, and expenses incurred or suffered by Purchaser that result from, relate to, or arise out of:

          (A) Any failure by such Seller to carry out any covenant or agreement contained in this Agreement;

          (B) Any material misrepresentation or breach of warranty by such Seller contained in this Agreement, the Disclosure Schedule, or any certificate, furnished to Purchaser by Sellers pursuant hereto; or

          (C) Any claim by any Person for any brokerage or finder's fee or commission in respect of the transactions contemplated hereby as a result of such Seller's dealings, agreement, or arrangement with such Person.

     (ii) Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs, and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing including all such expenses reasonably incurred in mitigating any damages resulting to Purchaser from any matter set forth in subsection (i) above.

          (b) The amount of any liability of such Seller under this Section 6.1 shall be computed net of any tax benefit to Purchaser from the matter giving rise to the claim for indemnification hereunder and net of any insurance proceeds received by Purchaser with respect to the matter out of which such liability arose.

          (c) The representations and warranties of each Seller contained in this Agreement, the Disclosure Schedule, or any certificate delivered by or on behalf of Sellers pursuant to this Agreement or in connection with the transactions contemplated herein shall survive the consummation of the transactions contemplated herein and shall continue in full force and effect for the periods specified below ("Survival Period"):

               (i)  The representations and warranties contained in Sections 3.7
                    and  3.10  shall  survive   until  the   expiration  of  any
                    applicable statutes of limitation provided by law; and

               (ii) All other representations and warranties of Sellers shall be of no further force and effect after eighteen (18) months from the Closing Date.

          Anything to the contrary notwithstanding, the Survival period shall be extended automatically to include any time period necessary to resolve a written claim for indemnification which was made in reasonable detail before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims so asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided, or adjudicated.

          (d) Purchaser shall provide written notice to Sellers of any claim for indemnification under this Article as soon as practicable; provided, however, that failure to provide such notice on a timely basis shall not bar Purchaser's ability to assert any such claim except to the extent that Sellers is actually prejudiced thereby, provided that such notice is received by Sellers during the applicable Survival Period. Purchaser shall make commercially reasonable efforts to mitigate any damages, expenses, etc. resulting from any matter giving rise to liability of Sellers under this Article.

          (e) Notwithstanding anything to the contrary in this Agreement, (i) each Seller is responsible only for the representations and warranties  of  such  Seller,  (ii)  no  Seller  shall  have  any liability arising out of a breach or inaccuracy of the representations or warranties of another Seller, and (iii) the total, maximum liability of each Seller arising out of breach or inaccuracy of representations or warranties shall not exceed the amount paid to such Seller pursuant to Section 1.4(b) hereof.

     6.2 Sellers Claims. (a) Purchaser shall indemnify and hold harmless Sellers, and their successors and assigns, against, and in respect of:

          (i) Any and all damages, losses, liabilities, costs, and expenses incurred or suffered by Sellers that result from, relate to, or arise out of:

               (A) Any failure by Purchaser to carry out any covenant or agreement contained in this Agreement;

               (B) Any material misrepresentation or breach of warranty by Purchaser contained in this Agreement, the Disclosure Schedule, or any certificate, furnished to Purchaser by Sellers pursuant hereto; or

               (C) Any claim by any Person for any brokerage or finder's fee or commission in respect of the transactions contemplated hereby as a result of Purchaser's dealings, agreement, or arrangement with such Person.

          (ii) Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs, and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing including all such expenses reasonably incurred in mitigating any damages resulting to Sellers from any matter set forth in subsection (i) above.

     (b) The amount of any liability of Purchaser under this Section 6.2 shall be computed net of any tax benefit to Purchaser from the matter giving rise to the claim for indemnification hereunder and net of any insurance proceeds received by Purchaser with respect to the matter out of which such liability arose.

     (c) The representations and warranties of Purchaser contained in this Agreement, the Disclosure Schedule, or any certificate delivered by or on behalf of Sellers pursuant to this Agreement or in connection with the transactions contemplated herein shall survive the consummation of the transactions contemplated herein and shall continue in full force and effect for the periods specified below ("Survival Period"):

          (i) The representations and warranties contained in Section 4.20 shall survive until the expiration of any applicable statutes of limitation provided by law; and

          (ii) All other representations and warranties of Sellers shall be of no further force and effect after eighteen (18) months from the Closing Date.

     Anything to the contrary notwithstanding, the Survival period shall be extended automatically to include any time period necessary to resolve a written claim for indemnification which was made in reasonable detail before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims so asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided, or adjudicated.

     (d) Sellers shall provide written notice to Purchaser of any claim for indemnification under this Article as soon as practicable; provided, however, that failure to provide such notice on a timely basis shall not bar Sellers's ability to assert any such claim except to the extent that Purchaser is actually prejudiced thereby, provided that such notice is received by Purchaser during the applicable Survival Period. Sellers shall make commercially reasonable efforts to mitigate any damages, expenses, etc. resulting from any matter giving rise to liability of Sellers under this Article.

     6.3 Defense of Third-Party Claims. With respect to any claim by Purchaser under Section 6.1, relating to a third party claim or demand, Purchaser shall provide Sellers with prompt written notice thereof and Sellers may defend, in good faith and at their expense, by legal counsel chosen by them and reasonably acceptable to Purchaser any such claim or demand, and Purchaser, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Sellers is defending in good faith any such third party claim, Purchaser shall not settle or compromise such third party claim. In any event Purchaser shall cooperate in the settlement or compromise of, or defense against, any such asserted claim.

     With respect to any claim by Sellers under Section 6.2 relating to a third party claim or demand, Sellers shall provide Purchaser with prompt written notice thereof and Sellers may defend, in good faith and at their expense, by legal counsel chosen by them and reasonably acceptable to Sellers any such claim or demand, and Sellers, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Purchaser is defending in good faith any such third party claim, Sellers shall not settle or compromise such third party claim. In any event Sellers shall cooperate in the settlement or compromise of, or defense against, any such asserted claim.

     6.4 Settlement of Disputes.

     (a)  Arbitration.   All   disputes   with   respect   to  any   claim   for
          indemnification under this Article VI and all other disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement shall be submitted to arbitration pursuant to the following procedures:

          (i) After a dispute or controversy arises, either party may, in a written notice delivered to the other party, demand such arbitration. Such notice shall include a statement of the matter in controversy;

          (ii) Within 30 days after receipt of such demand, an arbitrator shall be chosen by the American Arbitration Association ("AAA");

          (iii)The arbitration hearing shall be held within 30 days of the appointment of the arbitrator in Dallas, Texas, at a location designated by the arbitrator. The Commercial Arbitration Rules of the AAA shall be used and the substantive laws of the State of Texas (excluding conflict of laws provisions) shall apply;

          (iv) An award rendered by the arbitrator appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall deal with the question of costs of the arbitration and all related matters, shall not award punitive damages, and judgment on such award may be entered by either party in a court of competent jurisdiction; and

          (v) Except as set forth in subsection (b) below, the parties stipulate that the provisions of this Section 6.4 shall be a complete defense to any suit, action or proceeding instituted in any federal, state, or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

     (b) Emergency Relief. Notwithstanding anything in this Section 6.4 to the contrary, either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

     6.5 Limitations. No party may make a claim for indemnity under this Agreement unless the amount of the indemnifiable damages incurred with respect to such claim exceeds Five Thousand Dollars ($5,000). In addition, no party may make a claim for indemnity under this Agreement unless the aggregate amount of all such claims for indemnifiable Damages exceeds Twenty Thousand Dollars ($20,000) (the "Threshold Amount") at which point such indemnity claim shall include the full amount of indemnifiable Damages including the Threshold Amount.

     6.6 Exclusive  Remedy.  Except in the case of fraud, the provisions of this
Article 6 are intended to be the exclusive monetary remedy between the parties following the Closing for the matters covered by this Agreement (including any liabilities arising prior to the Closing), and no party shall seek recovery from the other party with respect to such matters under theories of strict liability, negligence or other theory of recovery, whether under contract or tort or at law or in equity.

                                    ARTICLE 7
            CLOSING, DELIVERY OF DOCUMENTS AND POST CLOSING COVENANTS

     7.1 Closing. The Closing referred to in Section 1.2 hereof shall occur as a single integrated transaction, as follows.

     (a)  Delivery by Sellers. Each Seller shall deliver to Purchaser

          (i)  An  assignment  of  such  Seller's  Membership  Interest,   which
               assignment shall be in the form set forth in Exhibit B attached hereto; and

          (ii) resignations as managers and officers of the Company.

     (b)  Delivery by the Company. The Company shall deliver to Purchaser:

          (i) copies of resolutions by the members of the Company approving the terms of this Agreement and the execution of the Agreement by the Company;

          (ii) copies of all books, records and documents relating to the Company, including the corporate records and stock records of the Company;

          (iii)any other such instruments, documents and certificates as are required to be delivered by Sellers or its representatives pursuant to the provisions of this Agreement; and

          (iv) the Consents.

     (c)  Delivery by Purchaser. Purchaser shall deliver to each Seller:

          (i) the certificate evidencing the Purchase Price Shares to be issued to such Seller, duly issued as of the Closing Date;

          (ii) copies of resolutions of the Board of Directors of Purchaser approving the terms of the Agreement and the execution of this Agreement by the Purchaser.

                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

     8.2 Notices. Any notice or communications hereunder must be in writing and given by depositing same in the United States mail addressed to the party to be notified, postage prepaid and registered or certified mail with return receipt requested or by delivering same in person. Such notices shall be deemed to have been received on the date on which it is hand delivered or on the third business day following the date on which it is to be mailed. For purpose of giving notice, the addresses of the parties shall be:

     If to Purchaser, to:

                       DataJack, Inc.
                       14911 Quorum Drive, Suite 370
                       Dallas, Texas 75240

     If to Sellers:

                       Paris W. Holt
                       5400 Carillon Point
                       Building 5000 4th Floor
                       Kirkland, WA 98033

     8.3 Governing Law. This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Florida (without regard to principles of conflicts of law).

     8.4 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.5 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power of privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     8.6 Binding Effect; No Assignment, No Third-Party Rights. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein, expressed or implied, shall give or be construed to give to any person, including any union or any employee or former employee of Sellers, any legal or equitable rights, benefits or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

     8.7 Further Assurances. Each party shall, at the request of the other party, at any time and from time to time following the Closing Date promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

     8.8 Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, in no event shall this Agreement be rendered void or unenforceable.

     8.9 Exhibits and Schedules. All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein.

     8.10 Captions. All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     8.11 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Closing occurs, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated.

     8.12 Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement or completing any public filing with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement prior to consultation.

     8.13 Disclosure Schedule. Sellers and the Company shall deliver the Disclosure Schedule upon execution of this Agreement, and shall amend it as necessary to keep current the information therein. The Disclosure Schedule shall make reference to any applicable Section of this Agreement and contain all information necessary to make such disclosure accurate and not misleading.

     8.14 Electronic Signatures. Any form of electronic signature, such as facsimile or email scan, shall be deemed to be an original signature.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.

                                      DATAJACK, INC.


                                      By: /s/ Stuart Ehrlich
                                         ---------------------------------------
                                         Stuart Ehrlich, CEO/President

                                      TelBill Holdings, LLC


                                      By: /s/ Paris W. Holt
                                         ----------------------------
                                         Paris W. Holt

                                    EXHIBIT B

                               FORM OF ASSIGNMENT

                        ASSIGNMENT OF MEMBERSHIP INTEREST

     FOR VALUE RECEIVED, the undersigned, TelBill Holdings, L.L.C., a Washington Limited Liability Company ("Assignor"), hereby assigns and transfers unto DataJack, Inc., a Nevada corporation ("Assignee"), all of Assignor's right, title and interest in and to, and as a member of, TelBill Holdings, LLC, a Washington limited liability company (the "Assigned Interest"), and Assignee hereby accepts such assignment.

     This Assignment is made pursuant to a certain Membership Interest Purchase Agreement among Assignor, Assignee and others dated June 4, 2014, and is subject to the terms of such Agreement.

     Dated: June 4th, 2014.

ASSIGNOR:                                   ASSIGNEE:
TelBill Holdings, L.L.C.                    DataJack, Inc.


By: /s/ Paris W. Holt                       By: /s/ Stuart Ehrlich
   ---------------------------------           ---------------------------------
Its: Manager/ Paris W. Holt                 Its: CEO/President Stuart Ehrlich

                                            DataJack, Inc.


                                            By: /s/ Peter Sperling
                                               ---------------------------------
                                            Its: Board Member Peter Sperling

                                   SCHEDULE A

The following assets and liabilities are not considered part of the purchase.

1. ALL HSBC bank accounts with any and all balances other than any and all mobile wallet balances.

2.   The TelBill logo and brand

3.   The TelBill website and related sales & marketing materials

4.   Contract with telSPACE for the license to use the telSPACE billing system

5. Contract with mCASH for the license to use the mCASH mobile commerce software

6.   Contract with Rackspace for hosting services

7.   Liability: Dan Jensen note for $50,000